UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 6, 2015

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On August 6, 2015, Paragon Offshore plc (the “Company”) received a letter from The New York Stock Exchange (the “NYSE”) notifying it that the Company is not currently in compliance with the continued listing standards set forth in Section 802.01C of the NYSE's Listed Company Manual because, for 30 consecutive trading days, the average closing price for the Company’s common shares was below the minimum $1.00 per share. The notice does not have an immediate effect on the listing of the Company’s common shares, and the Company’s common shares will continue to trade on the NYSE under the symbol “PGN,” subject to the Company's compliance with the other continued listing requirements.
The Company intends to notify the NYSE of its intent to cure this non-compliance within 10 business days of its receipt of the NYSE notice of non-compliance. The Company has 180 days, or until February 8, 2016, to regain compliance with the NYSE’s minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period the Company’s common shares have a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of such month. Notwithstanding the foregoing, if the Company determines that we must cure the price condition by taking an action that will require approval of its shareholders, the Company may also regain compliance by: (i) obtaining the requisite shareholder approval by no later than the Company’s next annual meeting and (ii) implementing the action promptly thereafter; provided that the price of the Company’s common shares promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days. In the event the Company receives notice that its common shares are being delisted, the NYSE’s rules permit the Company to appeal any delisting determination by the NYSE’s staff to a hearings panel.
The Company actively monitors the price of its common shares and will consider all available options to regain compliance with the NYSE’s continued listing standards.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press Release of Paragon Offshore plc, dated August 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: August 7, 2015	By:	/s/ Steven A. Manz
	Name:	Steven A. Manz
	Title:	Senior Vice President & Chief Financial Officer

INDEX TO EXHIBITS
EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press Release of Paragon Offshore plc, dated August 7, 2015